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                                                                    EXHIBIT 23.1



                       Consent of Independent Accountants

            As independent public accountants, we hereby consent to the incorporation by reference of our report dated July 7, 2003 in the Annual Report on Form 10-K for the year ending May 31, 2003, in RPM International Inc.'s Registration Statements on Forms S-8 (Reg. Nos. 33-32794, 1989 Stock Option Plan; 333-35967 and 333-60104, 1996 Stock Option Plan; 333-101512,Deferred
Compensation Plan; and; 333-101501, 401(k) Trust and Plan and Union 401(k) Retirement Savings Trust and Plan).

                                         /s/ Ciulla, Smith & Dale, LLP
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                                         Ciulla, Smith & Dale, LLP

August 29, 2003